UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 30, 2006

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-20800 (Commission File Number)	91-1572822 (I.R.S. Employer Identification No.)
111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)
(509) 458-3711
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 8.01. Other Events.
On August 30, 2006, the U.S. Court of Federal Claims (the “Court”) granted the U.S. Government’s motion for reconsideration as to a portion of the U.S. Government’s liability to Sterling Savings Bank (the “Bank”), a wholly-owned subsidiary of Sterling Financial Corporation (“Sterling”). The decision modified the Court’s previous order, issued in September 2002, granting the Bank’s motion for summary judgment as to liability on its claim that the U.S. Government owed contractual obligations to the Bank with respect to the Bank’s acquisition of three failing thrifts during the 1980s and that the U.S. Government had breached its contracts with the Bank.
In its recent order, the Court ruled that the U.S. Government is not liable to the Bank for breach of contract with regard to the Bank’s acquisition of Central Evergreen Federal Savings and Loan Association, the largest of the three thrifts acquired by the Bank at the U.S. Government’s request. The order did not affect the finding that the U.S. Government is liable to the Bank on its contract claim for the two smaller thrifts acquired by the Bank. Sterling is currently evaluating the impact of this decision on the case and how it intends to respond to the decision.

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION (Registrant)
September 5, 2006	By:	/s/ Daniel G. Byrne
Date		Daniel G. Byrne
Executive Vice President, Assistant Secretary, and Principal Financial Officer

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